SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 -----------------------------------------------
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                 -----------------------------------------------
                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
                 -----------------------------------------------

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                            NUWAVE TECHNOLOGIES, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
                                                          ----------------------

     5)   Total fee paid:
                         -------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 -----------------------------------------------

     2)   Form, Schedule or Registration Statement No:
                                                      --------------------------

     3)   Filing Party:
                       ---------------------------------------------------------

     4)   Date Filed:
                     -----------------------------------------------------------

October 23, 2002
PRESIDENT'S LETTER TO STOCKHOLDERS


Dear Stockholder,

I would like to take this opportunity to make you aware of NUWAVE's current circumstances, needs and immediate near term outlook.

First, let me say that in my and management's opinion, we believe NUWAVE should continue to implement its business plan to complete its transition from a development stage company to a successful operating company. We believe we have a viable business with desirable products and technology.

I know we have said this before, but let me explain why we continue to feel this opportunity is significant, has merit and why stockholder approvals of changes in our capital stock are required in order to put the Company in a position to achieve its goals.

     o The Company has substantially completed the development of its core technology. During the summer we announced the completion of our new NVP 1104 ASIC chip, a new line of retail products and a new professional product line designed specifically to address the security and surveillance market. The Company has begun building its order book.

     o The Company is in discussions with potential retail distribution customers who have seen demonstrations of our new gaming retail cable products and have expressed interest in going forward. These cables contain our unique, patented technology powered by our new NVP 1104 ASIC chip. We expect to close some of these customers within the next few months, which could put us at or near the break-even point for 2003.

     o Our significant product development phase is now over and we have substantially reduced our overhead. Therefore, once we are beyond the break-even point, we should have a profitable business. We expect this to become evident during 2003.

     o We recently received an initial order for $2.85 million in accessories, for deliveries expected to take place over the next 10 months beginning in this quarter.

     o We recently announced a new line of retail set-top box products. This new line is for currently existing products, such as audio/video selector boxes that will now have the added video enhancement features provided by our exclusive technology. We are also in discussions with potential customers at major OEM's who have indicated their desire to incorporate our technology into their products.

     o During the summer, we received an order for our new security and surveillance products, the NVP 203 and the Frame Grabber, from the NYC office of a federal agency. This order will ship during the current quarter. We are hopeful that this is an initial step to receiving orders not only with this agency but also with other federal, state and local municipal agencies.

The Company needs to raise approximately two- to three-million dollars to continue to effectively implement its business plan. Although we have been and continue to explore other means, we are currently relying on our existing equity line of credit with Cornell Capital Partners, L.P., to fund operations. The common stock we have issued under the Cornell equity line of credit has already put substantial downward pressure on our stock price and is expected to continue to do so. In addition each "put" is creating significant dilution to the current stockholders. Absent the Cornell line or some other financing, the Company could potentially be without a source of funds. In today's climate and with the current per share price at approximately $0.04, we have not succeeded at this time in identifying an alternative source of funding.

We believe that recapitalizing the Company is necessary in order to facilitate raising the capital necessary to remain in business and to effectively and successfully implement our business plan. We are asking our stockholders to approve the following items, each of which is explained more fully in the enclosed proxy statement:

     1) Authorize management to use its discretion to effect a reverse split of our common shares.

     2) Approve an increase in the number of authorized shares of our common stock from 40 million to 100 million and the preferred stock from 2 million to 5 million.

As explained in the enclosed proxy materials, we are asking the stockholders to approve both the reverse split and the increase in the number of authorized shares in order to have the flexibility to get the financing we need. Although there is no assurance that approval of both proposals will result the success of our business plan, if management does not have the authority to implement both proposals, we will be unable to complete the transition and become a successful operating company.

We recognize that because of the longer-than-anticipated development stage of the Company and the recent overall market trends, our long-term stockholders have little hope at the current time of recovering and profiting on their initial investment. In that regard, and as an alternative to utilizing the Cornell Equity facility, assuming stockholder approval of the capital stock proposals, we are currently contemplating a rights offering to our stockholders in order to provide them with a better opportunity to participate in the expected growth outlined above. We will keep you informed as to the details as soon as they are finalized.

I thank you for your patience and look forward to your support of the Company's expected growth in the next year.

                                          Gerald Zarin

                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                            NUWAVE TECHNOLOGIES, INC.

                                ONE PASSAIC AVE.
                           FAIRFIELD, NEW JERSEY 07004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON _______, 2002.

To the Stockholders of NUWAVE Technologies, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders (the "Meeting") of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), will be held at [The Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey, at 10:00 a.m.] local time, on ______, _______, 2002, to consider and act upon the following matters:

     1.   to elect four directors;

     2. to authorize the Board of Directors to effect a reverse split of our outstanding common stock at the discretion of the Board as to the designated ratio that would not exceed a 1-for-50 split and as to the timing, based upon it view as what is in the best interests of the Company and the stockholders;

     3. to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of our common stock to 100,000,000 shares and preferred stock to 5,000,000 shares; and

     4. to consider and act upon any other matters that properly may come before the Meeting.

     Only stockholders of record of common stock of the Company at the close of business on ______, 2002 (the "Record Date") shall be entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination by a stockholder as of the Record Date for any purpose germane to the Meeting during ordinary business hours at the offices of the Company at One Passaic Avenue, Fairfield, New Jersey, during the ten business days prior to the Meeting.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     All stockholders are cordially invited to attend the Meeting.

                                         By Order of the Board of Directors,


                                         Jeremiah F. O'Brien
                                         Secretary

Fairfield, New Jersey
______, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THE GIVING OF YOUR PROXY AS REQUESTED HEREBY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE MEETING.

                            NUWAVE TECHNOLOGIES, INC.


                                ONE PASSAIC AVE.
                           FAIRFIELD, NEW JERSEY 07004
                                 (973) 882-8810


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON ______, 2002.



TO THE STOCKHOLDERS:


                               GENERAL INFORMATION

     This Proxy Statement has been prepared and is being furnished by the Board of Directors of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the "Meeting") to be held at [The Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey, on ______, _______, 2002, at 10:00 a.m.] local time, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder completing the proxy.

     It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the stockholders on or about _______, 2002. The Company's Annual Report, including audited financial statements for the fiscal year ended December 31, 2001, and Form 10-QSB for the fiscal quarter ended _______, 2002, are being mailed or delivered concurrently with this Proxy Statement. The Annual Report and the Form 10-QSB are not to be regarded as proxy soliciting material.

     The Company is paying all the expenses of the solicitation of proxies, including the expenses of printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the enclosed proxy the Annual Report and the Form 10-QSB. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "SEC"), in sending proxies and proxy materials to the beneficial owners of the Company's common stock. Officers or employees of the Company may also solicit proxies in person, or by mail, telephone or by other means, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.


                      VOTING SECURITIES, VOTING AND PROXIES

RECORD DATE

     As of the close of business on ______, 2002 (the "Record Date"), the date for determining the stockholders of record entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof, there were ________ issued and outstanding shares of the Company's common stock, $.01 par value. On all matters to be voted on at the Meeting, the holders of our common stock are entitled to one vote per share. The presence at the Meeting of a majority of such shares, in person or by proxy, are required for a quorum. Any stockholder who submits a proxy, even though the stockholder abstains as to one or more proposals, or who is present in person, shall be counted for the purpose of determining if a quorum is present.

VOTING

     Under Delaware law: (i) a plurality of the votes cast at the Meeting is necessary to elect directors; and (ii) the affirmative vote of the holders of at least a majority of the outstanding shares is required for the approval of the increase in the authorized shares of our common stock and preferred stock and the reverse split (the "Reverse Split"), each being a separate amendment to the Company's Certificate of Incorporation (the "Charter Amendments"). Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker "non-vote" will have the effect of an AGAINST vote on Charter Amendments.

     If you are the beneficial owner, but not the registered holder of the Company's shares, you cannot vote directly those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank. Alternatively, if you wish to vote in person at the Meeting, you must obtain from your record holder a proxy issued in your name.

     At the Meeting, ballots will be distributed with respect to each proposal to be voted upon to each stockholder (or the stockholder's proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories:
"FOR," "AGAINST" or "ABSTAIN," except in the case of the proposal to elect directors, the three categories will be, with respect to each director to be elected, "FOR" the director nominee, "WITHHOLD AUTHORITY" from voting "FOR" the director nominee or "FOR" another person to be elected as a director.

PROXIES

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted for the election of the nominated directors, for each of the Charter Amendments, and as to any other matters that may properly come before the Meeting, at the discretion of the persons designated as proxies.

     Stockholders who execute proxies retain the right to revoke them by notifying the Company at any time before they are voted. Such revocation may be effected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of the Company's principal office set forth above in the introductory paragraph to this Proxy Statement or delivered to him at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

     Stockholders are requested, regardless of the number of shares owned, to sign the proxy and return it promptly in the enclosed envelope.


                       PRINCIPAL STOCKHOLDERS AND SECURITY
                             OWNERSHIP OF MANAGEMENT

     The table below is based on information obtained from the persons named therein with respect to the shares of our common stock beneficially owned, as of ________, 2002 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of our common stock,
(ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

                                             AMOUNT AND NATURE OF              PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)     BENEFICIAL OWNERSHIP(2)      OUTSTANDING SHARES OWNED
---------------------------------------     -----------------------      --------------------------
Gerald Zarin                                       1,213,000(3)                    ___%
Edward Bohn                                          103,000(4)                    ___%
Lyle Gramley                                          63,000(5)                    ___%
Joseph A. Sarubbi                                     78,000(6)                    ___%
Jeremiah F. O'Brien                                  180,000(7)                    ___%
Robert Webb                                           90,000(8)                    ___%
All executive officers and directors               1,727,000(9)                    ___%
as a group (6 persons)

----------
(1) Unless otherwise noted, the address of the beneficial owner is: c/o NUWAVE Technologies, Inc., One Passaic Ave., Fairfield, NJ 07004.
(2) The number of shares of our common stock beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of our common stock which the individual has the right to acquire within 60 days after the Record Date, through the exercise of any stock option, warrant or other right. The inclusion herein of any shares of our common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(3)  Includes 760,000 shares subject to exercisable options.
(4)  Includes 97,000 shares subject to exercisable options.
(5)  Includes 43,000 shares subject to exercisable options.
(6)  Includes 43,001 shares subject to exercisable options.
(7)  Includes 175,000 shares subject to exercisable options.
(8)  Includes 90,000 shares subject to exercisable options.
(9)  See footnotes (3) through (8) above.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     The Board of Directors of the Company consists of four members, all of whom are currently Directors and have been renominated for election at the Meeting. Richard E. Ekstract served as our fifth director until his resignation on July 9, 2002. At this time, management has decided to fix the Board at four members. Directors elected at the Meeting will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each Director shall be elected by a plurality of the votes cast.

                         AGE AS OF
NAME                     RECORD DATE    POSITION
----                     -----------    --------
Gerald Zarin             61             Chairman of the Board of Directors,
                                        President and Chief Executive Officer
Edward Bohn              56             Director
Lyle E. Gramley          75             Director
Joseph A. Sarubbi        74             Director

     GERALD ZARIN has been a Director and President and Chief Executive Officer of the Company since July 1995. He has been Chairman of the Board of Directors since January 28, 1996. From June 1993 to July 1995, he was President and Chief Executive Officer at AMD Consulting, Inc., a business consulting firm. From June 1991 until January 1993, Mr. Zarin was the Chairman, President and Chief Executive Officer of Emerson Radio Corporation ("Emerson Radio"), which designs and sells consumer electronics products. From November 1990 to June 1991, he was President and Chief Executive Officer of JEM, Inc., an importer of fine furnishings. From August 1987 to October 1990, he was Senior Vice President and Chief Financial Officer of Horn & Hardart, Inc., the parent company for Hanover House and various other hotels and fast food chains. From 1976 to 1986, he was President and Chief Executive Officer of Morse Electro, Inc., which designed and sold consumer electronics products.

     EDWARD BOHN has been a Director of and a consultant to NUWAVE since July 1995. Since March 2001, he has been Chief Financial Officer of Nova Corp., which constructs and manages the construction of data centers serving the telecommunications (Internet) industry both domestically and internationally, after having been a Director and Consultant since December 1999. Since February 1995, he has been a Director and Consultant of Jennifer Convertibles, a furniture distributor. Since September 1994, he has operated as an independent consultant in financial and operational matters. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio, including from March 1993 to March 1994, as Senior Vice President-Special Projects; and from March 1991 to March 1993, as Chief Financial Officer and Treasurer/Vice President of Finance. Prior to March 1991, he was Vice President of Finance and Treasurer. Prior to Emerson, he held positions as and Officer and Assistant Controller of Jersey Central Power and Light, as Coordinator of Internal Auditing for the GPU System, controller of a multi-million food manufacturing company, and held various positions in a public accounting firm.

     LYLE E. GRAMLEY has been a Director of the Company since December 1995. Since 1985, he has been employed by the Mortgage Bankers Association in Washington, D.C., serving as Senior Staff Vice President and Chief Economist since 1985 to 1992, and as a Consulting Economist since 1992. From 1980 to 1985, Mr. Gramley was a member of the Board of Governors of the Federal Reserve Board.

     JOSEPH A. SARUBBI has been director of the Company since March 1996. From October 1993 to June 6, 1996, he was a director of The Panda Project, Inc., a manufacturer of computers and semiconductor packages. Since April 1988, Mr. Sarubbi has been a self-employed management and technical consultant to various technology companies. From February 1986 to April 1988, he was Senior Vice President of Manufacturing Operations for Tandon Corporation, a computer manufacturer. From December 1952 to January 1986, Mr. Sarubbi was employed by IBM in various senior engineering positions.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company are entitled to a fee of $2,500 per year and $500 per meeting attended (other than telephonic meetings) for serving on the Board of Directors. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors. For the fiscal year ended December 31, 2001, Messrs. Bohn, Gramley and Sarubbi received compensation of $1,500 for attendance at non-telephonic board meetings. [At the Board Meeting held February 19, 2002, Mr. Bohn stated that he wanted to waive the board stipend due to him until such time as the Company has adequate sales and financing.]

     The 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") provides for the automatic grant to each individual elected, re-elected or continuing as a non-employee director of our Company of a stock option for 5,000 shares of our common stock at an option exercise price equal to the fair market value of our common stock on the date of grant. 235,000 shares have been reserved for issuance under the Director Stock Option Plan. At December 31, 2001, options for an aggregate of 213,000 shares of our common stock exercisable at prices ranging from $0.81 to $6.75 per share expiring from May 3, 2003 to January 3, 2011 were outstanding under the Director Stock Option Plan. [As of _____, 2002, options for an aggregate of ______ shares of our common stock exercisable at prices ranging from $0.__ to $0.__ per share, expiring from _______, to ______ have been granted under the Director Stock Option Plan for the year ending December 31, 2002.]

     For a description of consulting fees paid to Messrs. Bohn and Sarubbi, see "Certain Relationships and Related Transactions."

BOARD AND COMMITTEE MEETINGS

     Our Board of Directors held six meetings during the fiscal year ended December 31, 2001. During 2001, no member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees on which he served.

     The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee met three times and the Compensation Committee met once during the fiscal year ended December 31, 2001.

     Messrs. Bohn, Gramley and Sarubbi comprise the Audit Committee. This Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. The Audit Committee operates under a formal written charter.

     Messrs. Bohn and Sarubbi comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since 1996, Edward Bohn, a director of our Company, has been acting as a consultant to us from time to time on matters specified by our President. In March 1997, Mr. Bohn entered into a consulting agreement with us pursuant to which he agreed to act as our consultant at a rate of $1,000 per day with a maximum of $2,750 per week regardless of the actual time spent on our behalf. For the years ended December 31, 2001 and 2000, Mr. Bohn received $0 and $2,800, respectively on account of such consulting services. [As of _____, 2002, Mr. Bohn has received $____ on account of such services for the year ending December 31, 2002.]

     Since 1996, Joseph A. Sarubbi, a director of our Company, has been acting as a consultant to us from time to time on matters specified by our President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the years ended December 31, 2001 and 2000, Mr. Sarubbi received $0 and $3,000, respectively, on account of such consulting services. [As of _____, 2002, Mr. Sarubbi has received $____ on account of such services for the year ending December 31, 2002.]

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.


                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation paid by our Company for services performed on our Company's behalf for the three fiscal years ended December 31, 2001, with respect to those persons who were, as of December 31, 2001, our Chief Executive Officer and our executive officers who received more than $100,000 in compensation for fiscal 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                     ANNUAL COMPENSATION                COMPENSATION AWARDS
                                     -------------------                -------------------
                                                                       NUMBER
                                                           OTHER      OF SHARES
         NAME AND                                          ANNUAL     UNDERLYING   ALL OTHER
    PRINCIPAL POSITION       YEAR    SALARY     BONUS   COMPENSATION   OPTIONS    COMPENSATION
    ------------------       ----    ------     -----   ------------   -------    ------------
Gerald Zarin,                2001   $161,000      0         $0         200,000         $0
  President and Chief        2000   $140,000   $50,000      $0               0         $0
  Executive Officer          1999   $120,000   $25,000      $0          50,000         $0

Jeremiah F. O'Brien,         2001   $120,000      0         $0          50,000         $0
  Chief Financial            2000   $114,000   $25,000      $0               0         $0
  Officer, Vice President    1999   $100,000   $10,000      $0          20,000         $0
  and Secretary

Robert Webb, Vice            2001   $125,000      0         $0               0         $0
  President, Marketing/      2000   $119,000   $25,000      $0               0         $0
  Technical Development      1999   $108,000   $10,000      $0          20,000         $0


EMPLOYMENT AGREEMENTS

     Mr. Zarin entered into an employment agreement with the Company, dated as of April 2000, pursuant to which he agreed to serve as the Company's President and Chief Executive Officer through December 31, 2007 after which time the Employment Agreement shall automatically continue for additional one year periods (the "Renewal Terms") unless either Zarin or the Corporation notifies the other at least six months prior to the end of the initial or any Renewal Term. The agreement provided for an initial salary of $120,000 per year, which was increased to $150,000 on May 11, 2001. Mr. Zarin's base salary was voluntarily decreased to $137,500 in March 2002. Mr. Zarin is also entitled to an annual bonus based on the performance of the Corporation equal (i) 50% of his base compensation if the Company's net profits before taxes are equal to projections be approved by the Company's Board of Directors, (ii) 75% of his base compensation if the Company net profits before taxes are equal to 105% of such projections, and (iii) 100% of his base compensation if the Company's net profits before taxes are equal to 115% of such projections. Mr. Zarin can terminate the agreement upon 180 days notice. The Company can terminate the agreement for good cause at any time. If the Company elects not to renew the Agreement and has given proper notification, Mr. Zarin will receive on the date of termination an amount equal to 150% of his base compensation his entitled performance bonus and an amount equal to the average of any discretionary bonus paid if the preceding two calendar years (the "Termination Bonuses"). If the Company otherwise terminates the agreement without cause, or otherwise materially breaches the agreement prior to December 31, 2005, Mr. Zarin will receive a single payment equal to the remaining payments he would have been entitled to receive during the unexpired portion of the agreement, an additional two years base compensation and any termination bonuses. If the Company otherwise terminates the agreement without cause, or otherwise materially breaches the agreement after December 31, 2005, Mr. Zarin will receive a single payment equal to the remaining payments he would have been entitled to receive during the unexpired portion of the agreement, an additional three years base compensation and any termination bonuses. Pursuant to an earlier employment agreement Mr. Zarin was granted an option purchase 200,000 shares of our common stock at $1.50 per share. The option expires December 31, 2005, and terminates if Mr. Zarin voluntarily leaves the Company or the employment agreement is terminate by the Company for good cause.

     On September 11, 1995, we entered into an employment agreement with Robert Webb, pursuant to which Mr. Webb was appointed Vice President-Marketing. In March 1997, his title was changed to Vice President-Marketing/Technical Development in order to more accurately reflect his duties. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Webb's base salary for 2002 is $70,000. In connection with his employment agreement, Mr. Webb received options to purchase 70,000 shares of our common stock at $1.50 per share.

     In connection with services performed by Mr. O'Brien, on July 17, 1995, he received 5,000 shares of our common stock valued at $.01 per share and has been granted options to purchase 25,000 shares of our common stock at $1.50 per share and 5,000 shares of our common stock at $2.00 per share. Mr. O'Brien's base salary for 2002 is $110,000.

1996 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS

     As of January 31, 1996, we adopted the 1996 Stock Incentive Plan for Employees and Consultants, pursuant to which stock options (both Nonqualified Stock Options and Incentive Stock Options), stock appreciation rights and restricted stock in the aggregate exercisable for up to 1,205,000 shares of our common stock may be granted to key employees and consultants. The purpose of the Employee Stock Incentive Plan is to provide our employees and consultants with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of our Company, to align the interest of employees and consultants with the interests of the stockholders of our Company, and to attract and retain employees and consultants of exceptional ability.

     As of October 4, 2002, we have granted options to purchase a total of 1,413,000 shares of our common stock at prices ranging from $0.61 to $6.88 per share under the Employee Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The number of shares available for grant under our 1996 Stock Incentive Plan for Employees and Consultants is 70,000. Options for an aggregate of 1,135,000 shares have been granted under the 1996 Stock Incentive Plan for Employees and Consultants. During our 2001 fiscal year, options covering an aggregate of 320,000 shares of our common stock were granted under our Employee Stock Option Plan to three persons at exercise prices ranging from $0.61 to $1.05 per share. During the first nine months of 2002, no options were granted.

     The following table sets forth all grants of options for our common stock to the Named Executive Officers of the Company during fiscal 2001.


                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2001

                       (INDIVIDUAL GRANTS IN FISCAL YEAR)

                           NUMBER OF     PERCENT OF
                          SECURITIES    TOTAL OPTIONS     EXERCISE
                          UNDERLYING     GRANTED TO        PRICE         EXPIRATION
      NAME                  OPTIONS       EMPLOYEES     PER SHARE(1)        DATE
      ----                  -------       ---------     ------------        ----
Gerald Zarin                150,000         42.8            $0.79         June 12, 2006
                             50,000         14.3            $0.79     December 31, 2001

Jeremiah F. O'Brien          50,000         14.3            $0.79         June 12, 2006

Robert Webb                   -0-            -0-             -0-             -0-
                        ------------------------------
TOTAL                       255,000        61.4%
                            =======        =====

----------
(1) All grants of options have been made with exercise prices equal to fair value at date of grant.


                   OPTION EXERCISES AND YEAR-END OPTION VALUES

     No options were exercised in fiscal year 2001 by any of the Named Executive Officers. The following table sets forth, as of December 31, 2001, the number of stock options and the value of unexercised stock options held by the Named Executive Officers.

           AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2001
                           AND YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS(1)
         NAME              OPTIONS AT DECEMBER 31, 2001          AT DECEMBER 31, 2001
         ----              ----------------------------          --------------------
                           EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
Gerald Zarin                  785,000            0            $35,000             $0
Robert Webb                   110,000            0               $0               $0
Jeremiah F. O'Brien           175,000            0            $13,000             $0
                         ----------------                 ---------------
TOTAL                       1,170,000                         $48,000
                            =========                         =======

----------
(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the option at fiscal year-end.


                                   PROPOSAL 2

        AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT OF OUR
                            OUTSTANDING COMMON STOCK

BACKGROUND

     The Board of Directors authorized, subject to stockholder approval, a Reverse Split of the Company's outstanding common stock that may be effected, depending on market conditions, at a time and upon a ratio to be determined by the Board. The intent of the Reverse Split is to increase the marketability and liquidity of our common stock. The failure of stockholders to approve this proposal would create severe hardship for future operations of the Company and could result in substantial future dilution to stockholders.

     If the Reverse Split is approved by the stockholders at the Meeting, the Board of Directors will select the ratio, up to one post-split for fifty pre-split shares, which, in its judgment, would result in the greatest marketability and liquidity of our common stock, based upon prevailing market conditions, on the likely effect on the market price of our common stock and other factors deemed relevant.

     If approved by the stockholders, the Reverse Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next meeting of stockholders. The form of resolutions for the consummation of the Reverse Split which will be included in the Certificate of Amendment to the Certificate of Incorporation are attached hereto as APPENDIX A.

     There are presently 40,000,000 shares of our common stock authorized of which _______ shares are issued and outstanding as of the Record Date. In addition, the Company has reserved 6,355,355 shares for issuance upon conversion of options under option plans and upon conversion of outstanding warrants. The Company also desires to have additional authorized shares for future capital raising, acquisitions and other options. We may issue shares of our common stock through the Equity Line of Credit Agreement, which is described below under the heading "The Equity Line of Credit." The Equity Line of Credit is non-exclusive, thereby permitting us to offer and sell our securities to third parties while the Equity Line of Credit is in effect. We are pursuing alternative means of raising capital, through private placements of our equity securities, which could include preferred stock or convertible debt. We are also considering making a rights offering to holders of our common stock as a way of raising additional capital. If we are able to raise capital by making a private placement of our securities, or if we decide to make a rights offering to holders of our common stock, we would need to issue additional shares of common stock. If we raise capital through private placements or a rights offering, we may decide not to draw further on the Equity Line of Credit, but the Equity Line of Credit will still be available to us during its term, and any time we decide to request an advance, we will need to issue additional shares of our common stock. A Reverse Split will make more shares of common stock available, giving management the flexibility to take advantage of capital raising opportunities as they arise.

     We will need to raise capital for operations because of delays in revenues and realization of sales proceeds. Since our Company's inception, we have raised capital from time to time through private placements of equity securities to obtain funds needed to develop our technologies. These technologies are in the process of being commercialized. While management believes these technologies present opportunities for revenues, the process is taking longer than anticipated [and there can be no assurance that revenues sufficient to satisfy our operating needs will be available in the near future]. In addition, during this period, there has been a general downturn in the stock markets, which has also affected the trading price of the Company's stock. As of August 12, 2002, our common stock was delisted from the Nasdaq SmallCap National Market in part because its market price had fallen below the required minimum market price for continued listing. Since that date, our common stock has been traded on the Over the Counter Bulletin Board, and the per share trading price has continued to decline. Our stock is a "penny stock" because its per share price is lower than $5.00 per share and it is not traded on a national market. Because of the decline in our share price, when we raise capital through placements of equity securities to investors, the number of shares of common stock we need to issue rises dramatically. As the price declines, the number of shares we issue to raise the same amount of capital increases.

PURPOSES AND EFFECTS OF A REVERSE SPLIT

     The Company will have to raise additional capital through private placements of our common stock to investors, or by continuing to draw on the Equity Line of Credit, which is discussed in more detail below under the heading "The Equity Line of Credit." In order to attract investors to raise the capital we will need, our per share stock price must be increased. Consummation of the Reverse Split will not alter the number of authorized shares of our common stock, which will remain 40,000,000 shares, $.01 par value, assuming Proposal 3 is not approved. Consummation of the Reverse Split will not have any federal tax consequences to stockholders.

     The Board believes that the current per share price of our common stock limits the effective marketability of our common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Split. Effecting a Reverse Split of our outstanding common stock will increase the per share market price and will make our common stock more attractive to investors.

     If the Reverse Split is approved, the Board will have discretion, based on market conditions and other factors, whether or not to effect the Reverse Split, and if so, to determine the ratio to be established for the Reverse Split, up to an exchange ratio of one share for each fifty shares outstanding at the time the Reverse Split is effected. If the ratio is set at a high number, there will be a corresponding effect on the public float and on the on the number of holders of round lots of our common stock. For example, if the ratio is set at one-for-fifty, 5,000 currently outstanding shares of our common stock will convert to a round lot of 100 shares of post-Reverse Split shares. After a one-for-fifty Reverse Split, current stockholders who hold less than 5,000 shares of our common stock will have less than a round lot. Such stockholders may choose to sell their odd lots, with the result that we may have fewer stockholders after the Reverse Split is effected. Pending Securities and Exchange Commission approval, next year the OTC Bulletin Board will require that to remain listed, an issuer must have 100 round-lot stockholders and 200,000 shares circulating in the public float. Also, in order for our common stock to requalify for listing on the Nasdaq SmallCap Market, in addition to meeting per share price requirements, we would also be required to have at least 300 round-lot stockholders and at least 500,000 publicly held shares in the public float, having a market value of at least $1 million. Notwithstanding the reduction in the number of outstanding shares of our common stock by reason of a Reverse Split, the Board has no present intention to cause the Company to "go private."

     Before approving a particular ratio for implementing the Reverse Split, the Board will consider the impact a Reverse Split at that ratio will have on the per share market price of our common stock, as well as on the number of round-lot stockholders and the number of shares in the public float and the market value of the public float. Before determining a particular ratio, the Board will also consider such factors as the effect the predicted new per share market price will have on the potential volatility of the market for our common stock, market trends in general, and the performance of and potential revenues and cash flow from our products.

     Our common stock is listed for trading on the OTC Bulletin Board under the symbol WAVEBB. On the Record Date, the reported closing price of our common stock on the OTC Bulletin Board was $0.__ per share.

     The Reverse Split would have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock (assuming that no additional shares of our common stock are issued by the Company after the Record Date). The following examples are not exhaustive of all possible Reverse Splits that fall within the Board approved range, and are only intended for illustrative purposes.

                              Common                                   Unissued and
Reverse Stock Split     Stock Outstanding*   Reserved Shares**   Authorized Common Stock***
-------------------     -----------------    ---------------     -----------------------
      Current              15,818,125           6,355,355               17,826,520
     1 for 10               1,581,812             635,535               37,782,653
     1 for 25                 632,725             252,214               39,113,061
     1 for 50                 316,362             127,107               39,556,531

----------
*   As of October 23, 2002.
** Includes: (i) 235,000 shares reserved under the 1996 Non-Employee Director Stock Option Plan, (ii) 1,205,000 shares reserved under the 1996 Stock Incentive Plan for Employees and Consultants, (iii) 2,057,207 shares reserved for issuance upon exercise of outstanding Class A Warrants, (iv) 1,044,304 shares reserved for issuance upon exercise of outstanding Class B Warrants, (v) 680,000 shares reserved for issuance upon exercise of outstanding common stock purchase warrants, and (vi) 1,133,844 shares reserved for issuance upon exercise of outstanding placement agent unit warrants.
*** Based upon 40,000,000 shares as presently authorized, assumes stockholder approval of the Reverse Split, but does not assume stockholder approval of the increase in the authorized capital stock.

     There can be no assurance that the market price per share of our common stock after the Reverse Split is effected will rise or remain constant in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split. For example, based on the closing market price of our common stock on [October 23], 2002, of $0.05 per share, if the Board of Directors decided to implement the Reverse Split at a ratio of one-for-fifty, there can be no assurance that the post-Reverse Split market price of our common stock would be $2.50 per share. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following implementation of the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. In many cases, the total market capitalization of an issuer following a reverse stock split is lower than the total market capitalization before the reverse stock split.

     While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers. The market price of our common stock will also be based on our and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Split. In many cases, both the total market capitalization of an issuer and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

THE EQUITY LINE OF CREDIT

     In April 2002, we obtained an Equity Line of Credit pursuant to an Equity Line of Credit Agreement with Cornell Capital Partners, L.P., under which, we may, at our discretion, periodically sell to Cornell Capital Partners, L.P.

shares of common stock for a total purchase price of up to $3.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners, L.P. will pay 97% of the lowest closing bid price on the Over the Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the advance notice date. Further, Cornell Capital Partners, L.P. receives a fee of 4% of each advance under the Equity Line of Credit.

     We may only put shares of our common stock to the extent that such shares of common stock are covered by a valid registration statement. On May 31, 2002, the Securities and Exchange Commission declared effective a registration statement covering 5,000,000 shares of our common stock issued or issuable under the Equity Line of Credit. We may request advances until Cornell Capital Partners, L.P. has advanced $3.0 million, or two years after the effective date of that registration statement, whichever occurs first. The amount of each advance is subject to an aggregate maximum advance amount of $100,000 in any seven business day period. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. However, under the Equity Line of Credit Agreement, we cannot request in any single advance a number of shares that would exceed 9.9% of our then-outstanding common stock.

     We have begun to draw on the Equity Line of Credit and issue shares of our common stock to Cornell Capital Partners, L.P., which has had a depressive effect on the market price of our common stock, and we have had to issue greater numbers of share of our common stock each time we draw an advance on the Equity Line of Credit. As of October 23, 2002, under the terms of the Equity Line of Credit Agreement, Cornell Capital Partners, L.P. has advanced $190,000 to NUWAVE and we have issued to Cornell Capital Partners, L.P., 2,261,928 shares of our common stock, leaving $2,810,000 available in advances under the Equity Line, but only 2,738,072 shares covered by the registration statement declared effective on May 31, 2002. We filed a registration statement to cover up to an additional 14,000,000 shares of our common stock issuable under the Equity Line of Credit, which was declared effective by the Securities and Exchange Commission on November 1, 2002.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Also, there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we are required to issue a greater number of shares under the Equity Line of Credit for a given advance.

     Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming NUWAVE drew the remaining $2,810,000 on the Equity Line of Credit and issued shares of its common stock at a recent price of $[0.08] per share, we would issue [35,125,000] shares of our common stock, which is more than is currently registered. To fully draw on the Equity Line of Credit, we would have to register additional shares. If a Reverse Split is effected by the Board, the per share price of our common stock will increase and the number of shares we need to issue for each advance will decrease.

     In the event neither this Proposal nor Proposal 3 is adopted, the Company will be compelled to seek approval at the next stockholders meeting of an increase in the authorized shares of capital stock beyond the increase sought in Proposal 3, and may have to postpone implementation of certain corporate transactions pending approval of a further increase in the authorized capital stock.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT

If approved and effected, the Reverse Split would have the following effects:

     o At the Effective Date, up to fifty shares of Old Common Stock, as determined by the Board, owned by a stockholder would be exchanged for one share of New Common Stock subject to the treatment of fractional share interests as described below.

     o The number of shares of our common stock issued and outstanding will be proportionately reduced. Upon the implementation of the Reverse Split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding. As of October 23, 2002, we had 40,000,000 shares of common stock and 2,000,000 shares of preferred stock authorized. If Proposal 3 outlined below is approved by the stockholders, we will increase the number of authorized shares of our common stock and preferred stock to 100,000,000 and 5,000,000 respectively. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted.

     o The shares of our common stock will continue trading on the OTC Bulletin Board.

     o Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the Reverse Split.

     o The number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

     o No scrip or fractional certificates will be issued in connection with the Reverse Split. Instead, any fractional share that results from the Reverse Split will be rounded up to the next whole share of our common stock, but not less than one share.

     o If approved and effected, the Reverse Split will result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

     o The reverse stock split will not affect the par value of our common stock. As a result, as of the Effective Date, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

     If the stockholders approve the proposal to authorize the Board of Directors to implement the Reverse Split and the Board of Directors decides to implement the Reverse Split on or prior to the next meeting of stockholders, we will file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation, as amended to date. The Reverse Split will become effective at the time specified in the Certificate of Amendment to the Certificate of Incorporation, which is referred to below as the "Effective Date." Beginning at the Effective Date each certificate representing Old Common Stock will be deemed for all corporate purposes to evidence ownership of New Common Stock. The text of the Certificate of Amendment to the Certificate of Incorporation to effect the Reverse Split, if implemented by the Board of Directors, would be in substantially the form attached hereto as APPENDIX A. The text of the form of Certificate of Amendment to our Certificate of Incorporation attached to this proxy statement includes certain revisions to our current Certificate of Incorporation which are described in Proposal 3, concerning an increase in the number of authorized shares of our common stock and preferred stock. If Proposal 3 is not approved, these revisions will not be included in the Certificate of Amendment when it is filed with the Secretary of State of the State of Delaware. In addition, the text of the form of Certificate of Amendment to our Certificate of Incorporation attached to this proxy statement is subject to modification to include such changes as may be required by the Office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split, including the insertion of the Effective Date determined by the Board of Directors.

     Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates (the "Old Certificates") formerly representing shares of Old Common Stock for surrender and exchange for certificates (the "New Certificates") representing whole shares of New Common Stock. Holders of Old Common Stock will be asked to surrender to the exchange agent certificates representing Old Common Stock in exchange for certificates representing New Common Stock in accordance with the procedures to be set forth in the letter of transmittal we will send to our stockholders. No new certificates will be issued to a stockholder until that stockholder has surrendered that stockholder's outstanding certificate or certificates representing Old Common Stock, together with the properly completed and executed letter of transmittal, to the exchange agent. We expect that our transfer agent, American Stock Transfer and Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Any certificates of Old Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for a certificate or certificates representing shares of New Common Stock.

     Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE REVERSE SPLIT.



                                   PROPOSAL 3

                  INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
                               AND PREFERRED STOCK

GENERAL

     The Company has authorized 40,000,000 shares of our common stock, $.01 par value, of which ________ shares are presently issued and outstanding. The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend our Certificate of Incorporation to increase the number of authorized common shares to 100,000,000 and the authorized preferred shares to 5,000,000.

     The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. In the event of liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

     Holders of shares of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefore, subject to any preferred or contemporaneous dividend on any outstanding series of our preferred stock. Management does not intend to declare cash dividends on our common stock in the foreseeable future.

     The Company has authorized 2,000,000 shares of preferred stock, $.01 par value, none of which is outstanding. The shares of our preferred stock may be issued having such preferences and rights as the Board of Directors may designate at the time of issuance, including having anti-takeover provisions. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to the Company and its stockholders. The Board of Directors does not intend to issue any of our preferred stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing stockholders.

PURPOSE

     In order to provide flexibility for future transactions, we desire to increase the number of authorized shares of common stock from 40,000,0000 to 100,000,000 and our preferred stock from 2,000,000 to 5,000,000.

     We anticipate that we may in the future issue additional shares in connection with one or more of the following:

     o financing transactions, such as public or private offerings of equity or convertible securities as an alternative to the Cornell Equity Line of Credit (see Proposal 2);

     o    a rights offering to our stockholders;

     o    strategic investment;

     o    mergers and/or acquisitions;

     o    Cornell Equity Line of Credit, if necessary; and

     o    otherwise for corporate purposes that have not yet been identified.

     In order to provide the Board of Directors with certainty and flexibility to undertake such transactions to support our future business growth, the board deems it appropriate at this time to increase the number of authorized shares of our preferred stock. If this proposal is adopted, the additional authorized shares of common stock may be issued upon the approval of the Board of Directors at such times, in such amounts, and upon such terms as the Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies. Further, our stockholders will have no preemptive rights to purchase additional shares.

     The growth of the Company is dependent on its ability to have sufficient available authorized capital stock. In light of the recent low market price of our common stock, management believes that a considerable number of shares should be authorized. Although future issuances of capital stock may be dilutive to current stockholders, and may have anti-takeover or management entrenchment effects, such issuances are integral to the Company having the means to seek to fulfill its objectives.

     In determining the number of shares for the increase in the authorized shares of our common stock, the Board assumed that the maximum number of shares of our common stock under the Equity Line of Credit would be issued. Based upon such assumption and therefore to avoid having the Board seek a further increase in the authorized shares at the next stockholders meeting, which could affect the ability of the Company to engage in certain transactions until the authorized capital stock is further increased, management decided to seek stockholder approval at this Meeting for the proposed authorized shares of capital stock. Management believes there may be a need for the additional authorized shares even if the stockholders approve the Reverse Split, see Proposal 2.

     We may issue shares of our common stock through the Equity Line of Credit Agreement. We are pursuing alternative means of raising capital, through private placements of our equity securities, which could include preferred stock or convertible debt. We are also considering making a rights offering to holders of our common stock as a way of raising additional capital. If we draw on the Equity Line of Credit or are able to raise capital by making a private placement of our securities, or if we decide to make a rights offering to holders of our common stock, we would need to issue additional shares of common stock. An increase in the number of authorized shares of common stock and preferred stock will provide management with the flexibility to take advantage of capital raising opportunities as they arise.

     If the proposed amendment is approved by the stockholders, generally no further stockholder approval would be required for the issuance of the authorized shares of our common stock or our preferred stock, unless required by law or by the rules of any national securities exchange or automated quotation system on which our common stock may then be listed. Our common stock is presently traded on the Over the Counter Bulletin Board.

     As discussed above, under the heading "The Equity Line of Credit" in Proposal 2, we have entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Although we cannot predict the number of shares of our common stock that will be issued pursuant to the Equity Line of Credit because we may not choose to fully draw on the Equity Line of Credit and because of the inverse relationship between our stock price and the number of shares of our common stock we must issue each time we draw an advance on the Equity Line of Credit, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming NUWAVE drew the remaining $2,810,000 on the Equity Line of Credit and issued shares of its common stock at a recent price of $[0.08] per share, we would issue [35,125,000] shares of our common stock. The Company presently has [17,826,520] authorized but unissued shares of our common stock, including shares reserved for issuance under option plans and upon exercise of outstanding common stock purchase warrants, which means that it is possible with the number of shares we currently have authorized, we might not be able to fully draw on the Equity Line of Credit, unless the increase in the number of authorized shares of our common stock is approved.

     The Company also desires to have shares of our common stock available for the exercise of any options which may be declared under the 1996 Non-Employee Director Stock Option Plan, the 1996 Stock Incentive Plan for Employees and Consultants and any other compensatory arrangements established in the future, for other forms of raising capita through issuances of equity securities to private investors and for acquisitions.

RECOMMENDATION

     Management believes it is essential that the Company have a sufficient number of authorized but unissued shares of our common stock and our preferred stock in order to meet its business objectives for the benefit of stockholders as the current available shares of our common stock is insufficient.

     The Company's Board of Directors has unanimously approved and recommends to the Stockholders the adoption of an amendment to Article FOURTH, Section 1 of the Company's Certificate of Incorporation (the "Amendment") to increase the number of shares of common stock and preferred stock that the Company is authorized to issue.

     Pursuant to the proposed Amendment, Article FOURTH, Section 1 will be amended to read as follows:

          "Authorized Capital. The total number of shares of all classes of capital stock which the Corporation has authority to issue shall be 105,000,000 shares, par value $.01 per share, consisting of: (i) 100,000,000 shares of Common Stock par value $.01 per share (the "Common Stock") and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 40,000,000 TO 100,000,000 AND INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR PREFERRED STOCK FROM 2,000,000 TO 5,000,000.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Eisner LLP, independent accountants, who prepared the audited balance sheet of the Company as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2001, are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Company has not yet designated its independent auditors for the fiscal year to end December 31, 2002.

     AUDIT FEES

     For the fiscal year ended December 31, 2001, the aggregate fees billed by Eisner LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statement included in the Company's quarterly reports on Form 10-QSB for that year, amounted to $65,000.

     ALL OTHER FEES

     For the fiscal year ended December 31, 2001, the aggregate fees billed by Eisner LLP for all other professional services rendered amounted to $20,000. These services consisted of _____, _____ and _______.

     The Company's Audit Committee has considered whether the provision of the services described above is compatible with maintaining Eisner LLP's independence.


                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     The next annual meeting of stockholders of the Company is expected to be held in _____ 2003 (the "2003 Annual Meeting"). Any stockholder who wishes to present a proposal for action at such meeting must comply with the applicable rules and regulations of the SEC then in effect, and the Company's By-laws. In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the next annual meeting of stockholders must be received by the Secretary of the Company no later than ______, 2003, if such proposals are to be considered for inclusion in the Company's proxy statement for the next annual meeting of stockholders.

     Stockholder proposals should be submitted to: Jeremiah F. O'Brien, Secretary, NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, New Jersey 07004.


                                  OTHER MATTERS

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT OR ITS FORM 10-QSB FOR THE QUARTER ENDED ______, 2002, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AND A COPY OF THE FORM 10-QSB FOR THE QUARTER ENDED ______, 2002, EACH AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY OF THE COMPANY, ONE PASSAIC AVENUE, FAIRFIELD, NEW JERSEY 07004.

     The Board is not aware of any matters to be presented at the Meeting other than the matters described herein and does not intend to bring any other matters before the Meeting. However, if any other matters should come before the Meeting, or any adjournments or postponements thereof, the persons named in the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

                                         By Order of the Board of Directors,


                                         Gerald Zarin
                                         Chairman

Fairfield, New Jersey
________, 2002

                                                                    [PROXY CARD]


                            NUWAVE TECHNOLOGIES, INC.


                          PROXY FOR THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD _______, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, dated ______, 2002, and 2001 Annual Report and, revoking all prior proxies, hereby appoint(s) Gerald Zarin and Jeremiah F. O'Brien, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at on ______, 2002, and at any adjournment or postponement thereof.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

     1. To elect the following four (4) directors (except as marked below) for the ensuing year.

          NOMINEES: Gerald Zarin, Edward Bohn, Lyle Gramley and Joseph A.
          Sarubbi

          |_|  FOR all nominees (except as marked below)

          |_|  WITHHOLD AUTHORITY to vote for all nominees

          FOR all nominees EXCEPT the following nominee(s):

          _________________________________________

     2. Authorize the Board of Directors to declare, if deemed appropriate, a reverse split of the outstanding common stock at a ratio to be designated by the Board, but not to exceed 1-for-50.

          FOR [ ]             AGAINST [ ]          ABSTAIN [ ]

     3. Approve an increase in the authorized shares of Common Stock and Preferred Stock.

          FOR [ ]             AGAINST [ ]          ABSTAIN [ ]

     4. Other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the above proposals.

     Please sign and date this proxy where shown below and return it promptly:

     Date: ___________________, 2002

     Signed: ___________________________________________________________________

     SIGNATURE: ________________________________________________________________

     SIGNATURE IF HELD JOINTLY: ________________________________________________

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should add their titles.

                                   APPENDIX A:


        FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION,
                 FOR PROPOSAL 2, REVERSE SPLIT (UP TO 1:50) AND
                  FOR PROPOSAL 3, INCREASE IN AUTHORIZED SHARES

                                      * * *

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NUWAVE TECHNOLOGIES, INC.

                         (PURSUANT TO SECTION 242 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)

                                     * * * *

     NUWAVE TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by the unanimous written consent of all members thereof in lieu of a special meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment (the "Amendment to Effect the Reverse Split") to the Certificate of Incorporation of the Corporation, declaring the Amendment to Effect the Reverse Split to be advisable and calling for the submission of the Amendment to the stockholders of the Corporation at the annual meeting of stockholders held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and stating that the Amendment to Effect the Reverse Split will be effective only after adoption thereof by the affirmative vote of a majority of the issued and outstanding shares of voting Common Stock of the Corporation.

     SECOND: Thereafter, pursuant to a resolution of the Board of Directors of the Corporation, the Amendment was submitted to the holders of the issued and outstanding shares of Common Stock of the Corporation at the Annual Meeting of Stockholders of the Corporation held on ________, 2002, and a majority of the stockholders voted in favor of the adoption of the following resolutions to amend the Certificate of Incorporation of the Corporation:

     RESOLVED, that, prior to the Company's next meeting of stockholders, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to ______ ___, 2003 effecting a reverse stock split of the Common Stock, Article FOURTH of the Company's Certificate of Incorporation, as amended to date, be amended by addition of the following provision:

          "Reverse Stock Split. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified and changed, pursuant to a reverse stock split, into any fraction thereof up to one-for-fifty shares of the Company's outstanding Common Stock (the "New Common Stock"), depending upon a determination by the Board of Directors that a reverse stock split in the Board's designated ratio is in the best


                          APPENDIX A, PAGE 1
          interests of the Company and the shareholders. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward or downward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that share issuance for fractional shares to any one person shall not exceed one share. If any new Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise be in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

     FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation effecting a Reverse Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

     THIRD: The Amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: The Board of Directors of the Corporation, by the unanimous written consent of all members thereof in lieu of a special meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions establishing that the Reverse Split should be effected and setting a ratio of one share for every ____ shares then outstanding.

     FIFTH: The Board of Directors of the Corporation, by the unanimous written consent of all members thereof in lieu of a special meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment (the "Amendment to Increase Authorized Shares") to the Certificate of Incorporation of the Corporation, declaring the Amendment to Increase Authorized Shares to be advisable and calling for the submission of the Amendment to Increase Authorized Shares to the


                               APPENDIX A, PAGE 2
stockholders of the Corporation at the annual meeting of stockholders held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and stating that the Amendment to Increase Authorized Shares will be effective only after adoption thereof by the affirmative vote of a majority of the issued and outstanding shares of voting Common Stock of the Corporation.

     SIXTH: Thereafter, pursuant to a resolution of the Board of Directors of the Corporation, the Amendment to Increase Authorized Shares was submitted to the holders of the issued and outstanding shares of Common Stock of the Corporation at the Annual Meeting of Stockholders of the Corporation held on ________, 2002, and a majority of the stockholders voted in favor of the adoption of the following resolutions to amend the Certificate of Incorporation of the Corporation:

          RESOLVED, that Article FOURTH, Section 1 of the Certificate of Incorporation of this Corporation shall be amended to read in its entirety as follows:

          "Authorized Capital. The total number of shares of all classes of capital stock which the Corporation has authority to issue shall be 105,000,000 shares, par value $.01 per share, consisting of: (i) 100,000,000 shares of Common Stock par value $.01 per share (the "Common Stock") and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

     SEVENTH: The Amendment to Increase Authorized Shares was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by Gerald Zarin, its Chairman, this ___ day of _________, 2002.

                                           NUWAVE TECHNOLOGIES, INC.


                                           By:
                                              ---------------------------------
                                           Gerald Zarin, Chairman


                               APPENDIX A, PAGE 3